UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007

MOLECULAR DEVICES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-27316 (Commission File Number)	94-2914362 (IRS Employer Identification No.)
1311 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 747-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No.1 to Current Report on Form 8-K/A is being filed by Molecular Devices Corporation (the “Company”) solely to correct a clerical error made in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2007. In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 5.02 (as amended) follows.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 31, 2007, the Board of Directors (the “Board”) of Molecular Devices Corporation (the “Company”), based upon the recommendation of the Compensation Committee of the Board, awarded cash bonuses under the Company’s annual discretionary cash bonus award program to each of the Company’s “named executive officers” (as defined under applicable securities laws) in the amounts as set forth in the table below. Under the cash bonus award program for fiscal 2006, bonuses were determined based on the achievement of various weighted performance objectives as follows: (1) a revenue growth target, which was weighted at 25%, (2) an operating margin target, which was weighted at 25%, (3) the performance objectives specified in the Company’s 2006 Balanced Scorecard, which was applied generally to employees of the Company in determining their bonuses, relating to product development and quality, customer satisfaction, financial performance metrics and employee training and development, which collectively were weighted at 30%, and (4) personal performance objectives for each named executive officer individually, which were weighted at 20%. For fiscal 2006, each named executive officer was assigned a target bonus ranging from 40% to 100% of his or her base salary which would be earned by the named executive officer upon achievement of his or her respective performance target at the 100% level. Performance below 100% of target could result in a reduced bonus or no bonus. Performance above target, on the other hand, could result in bonuses above the target bonus level. The Board also retained the discretion to increase or decrease bonuses based on individual or company-wide circumstances not addressed or contemplated at the time when the individual and company-wide performance objectives were established. In awarding bonuses for fiscal 2006, the Board exercised its discretion to increase bonuses for the named executive officers above the amounts earned based on the results of the individual and company-wide performance objectives in recognition of the efforts and contributions of the named executive officers during 2006 that were not addressed by these performance objectives.
     On January 31, 2007, the Board also approved 2007 annual salaries, effective March 1, 2007, for each of the named executive officers in the amounts as set forth in the table below.

		Bonus Awarded	2007 Annual Salary
Named Executive Officer	Title	($)	($)
Joseph D. Keegan, Ph.D.	President and Chief Executive Officer	468,154	467,250
Timothy A. Harkness	Chief Financial Officer and Senior Vice	282,012	350,181
	President Finance and Operations
Thomas J. O’Lenic	Vice President North American Sales and Service	129,264	233,819
Patricia C. Sharp	Vice President Human Resources	139,447	236,172
Robert J. Murray	Vice President Worldwide Operations	109,926	238,443

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Devices Corporation
Dated: February 13, 2007	By:	/s/ Timothy A. Harkness
Timothy A. Harkness
Chief Financial Officer and Senior Vice President Finance and Operations